EXHIBIT 23(d)

                    CONSENT OF KEEFE, BRUYETTE & WOODS, INC.

         We hereby consent to the use of our opinion letter dated May 27, 1998 to the Board of Directors of First Palm Beach Bancorp., Inc., included as Annex D to the Proxy Statement/Prospectus of September 16, 1998 which forms part of the Registration Statement dated as of the date hereof on Form S-4 relating to the proposed merger of First Palm Beach Bancorp., Inc. and Republic Security Financial Corporation and to the references to such opinion therein.

         In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                       KEEFE, BRUYETTE & WOODS, INC.

                                       By:  /s/ FRANK S. CICERO
                                            --------------------------
                                                Name:  Frank S. Cicero
                                                Title: Vice President
                                                Dated: September 15, 1998